CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

August 3, 2005

Date of Report

(Date of Earliest Event Reported)

EasyWeb, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6025 S. Quebec Street, Suite 135

 Englewood, Colorado

(Address of principal executive offices (zip code))

(720) 493-0303

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement

On August 3, 2005, we and our wholly owned subsidiary, ZIO Acquisition Corp., entered into an Agreement and Plan of Merger with ZIOPHARM, Inc., a Delaware corporation.  ZIOPHARM, Inc. is a development-stage company that is seeking to develop and commercialize a portfolio of in-licensed cancer drugs that address unmet medical needs. ZIOPHARM currently has rights to develop and commercialize two product candidates: ZIO-101, an organic arsenic compound, and ZIO-201, or isophosphoramide mustard, which is a proprietary metabolite of ifosfamide and an analog of cyclophosphamide. According to its recent offering that closed in May 2005, ZIOPHARM reportedly raised aggregate gross proceeds of approximately $18,100,000 on its behalf.

Because we have no operating business and limited assets and liabilities, our Board of Directors believes it was in our best interest and the best interest of our shareholders to enter into the Merger Agreement.  Pursuant to the Merger Agreement, ZIO Acquisition will merge with and into ZIOPHARM, with ZIOPHARM remaining as the surviving company and a wholly owned subsidiary of EasyWeb.  In connection with the merger, ZIO Acquisition will cease to exist and the surviving company will change its corporate name to ZIOPHARM, Inc.  In exchange for the cancellation of their shares of ZIOPHARM capital stock or securities convertible into ZIOPHARM’s capital stock, holders of such securities will receive a number of shares of our common stock (or securities convertible into our common stock) such that, upon completion of the merger, such holders will hold an aggregate of approximately 96.8% of our common stock on a fully-diluted basis.  Following the merger, the current holders of our common stock or securities convertible into our common stock will hold approximately 2.221% of our common stock on a fully-diluted basis.  Pursuant to the Merger Agreement, we have agreed to cease any and all of our remaining operations and to adopt and continue implementing ZIOPHARM’s business plan.  Additionally, our current officers and directors will resign and ZIOPHARM’s current officers and directors will be appointed as EasyWeb’s officers and directors.

The closing of the merger and related transactions is contingent upon, among other things, obtaining approval from ZIOPHARM’s stockholders with no more than four percent of the issued and outstanding shares of ZIOPHARM stock having exercised dissenter’s rights of appraisal under Delaware law, and our completing a 1-for-40 reverse stock split.  ZIOPHARM is currently seeking requisite approval from its stockholders.  Assuming all of the closing conditions set forth in the Merger Agreement are satisfied or waived, we expect to complete the merger and related transactions on or before September 16, 2005.  Delaware law does not require our stockholders to approve the merger transaction.

There are no material relationships between us and ZIOPHARM, other than with respect to the Merger Agreement and Plan of Merger and Reorganization.

Section 9 – Financial Statements and Exhibits

Item 9.01:  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.

Description

10.1	Agreement and Plan of Merger dated August 3, 2005
99.1	Press release relating to the transaction described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EasyWeb, Inc.

By:   /s/  David C. Olson

David C. Olson

Chief Executive Officer